UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 8, 2013.

DAKOTA CREEK MINERALS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-54846	99-1720516
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

3300S 14st Suite 305

Abilene, Texas 79605

(Address of principal executive offices)

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers

On October 8, 2013, the Company accepted the appointment of Christopher Tesarski as President of the Company and a member of the board of directors. Ms. Kathy Sloan will also continue to stay on the board as a director and Secretary to the Company.

Christopher D. Tesarski, aged 47, Mr. Tesarski has over 30 years’ experience with numerous industry players such as Nexen, BP Canada, Encana, Enerplus, Husky Oil and several other junior producers in capacity of a Sr. Management Consultant. In September 2006, Mr. Tesarski was appointed CEO of Arrow Energy Ltd.,a TSX Venture Exchange listed company. Mr. Tesarski grew the company from less then 100BOE/day to over 300BOE/day. Mr. Tesarski is President & CEO of Sandbox Energy Corp. The company has grown from zero production to approx. 100BOE/day, with significant holdings in SW Saskatchewan (80+ sections with 100% working interest), Thorsby, AB as well as Clyde Lake and Brownwood, Texas.

Item 9.01 Financial Statements and Exhibits

(a)	Financial statements of businesses acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Shell company transactions.

Not applicable.

(d)	Exhibits

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAKOTA CREEK MINERALS INC.

Date: October 8, 2013.	By:	/s/ Christopher Tesarski
Christopher Tesarski